Exhibit 99.1

Hasbro Shareholders Re-Elect All Directors at Annual Meeting

PAWTUCKET, R.I.-- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today announced the preliminary results at the 2022 Annual Meeting of Shareholders, as provided by its proxy solicitors, which indicate that Hasbro shareholders have voted, with a substantial margin, to re-elect all 13 of Hasbro’s highly qualified directors to the Hasbro Board: Richard Stoddart, Kenneth Bronfin, Michael Burns, Hope Cochran, Chris Cocks, Lisa Gersh, Elizabeth Hamren, Blake Jorgensen, Tracy Leinbach, Edward Philip, Laurel Richie, Mary Beth West and Linda Zecher Higgins. Similarly, the Company’s say-on-pay proposal and auditor ratification were approved by the shareholders.

The Company issued the following statement, which can also be found, along with other information about the 2022 Annual Meeting, at www.HasbroGamePlan.com.

Hasbro’s Board of Directors would like to thank our shareholders for their continued support and engagement, as well as the invaluable views and perspectives they have shared with us over these last several months. As the vote indicates, our highly skilled and recently refreshed Board possesses experience and expertise directly relevant to overseeing Hasbro’s world class portfolio of assets across multiple play and entertainment categories. Our directors will be instrumental to Chris as he undertakes a strategic review of the business and outlines our go-forward strategy to position Hasbro for long-term success and delivery of shareholder value. We know we have important work ahead of us, and you will be hearing from us as we continue to actively engage with our shareholders.

The results announced today are considered preliminary and are subject to certification by the Independent Inspector of Election. The final results of the 2022 Annual Meeting will be available in a Current Report on Form 8-K filed with the Securities and Exchange Commission and on Hasbro’s investor relations website within the next four business days.

About Hasbro

Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)
© 2022 Hasbro, Inc. All Rights Reserved.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

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Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com